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                                   EXHIBIT 4.1

                  Purchaser's Name:_________________________
                  Date:____________________________________
                  Number of Shares:_________________________
                  Total Investment:__________________________



                           ADRENALIN INTERACTIVE, INC.
                             a Delaware corporation

                             SUBSCRIPTION AGREEMENT



Adrenalin Interactive, Inc,
5301 Beethoven Street
Los Angeles, CA 90066-7047
Attn:    Jay Smith, III

Dear Mr. Smith:

                  1. Application. The undersigned, intending to be legally bound, hereby subscribes for the number of shares set forth above (the "Shares") of the common stock, $0.01 par value (the "Common Stock"), of Adrenalin Interactive, Inc., a Delaware corporation (the "Company"), at a purchase price of $0.80 per Share, for the total investment set forth above, pursuant to the Company's offering of up to 625,000 shares of Common Stock to a limited number of "accredited investors" within the meaning of such term under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The undersigned understands that this subscription is, and shall be, irrevocable unless the Company for any reason rejects this subscription.

                  2.       Escrow of Funds.

                           (a) Until acceptance by the Company, the subscription
proceeds will be held in an account with Clark & Trevithick, the Company's legal counsel, as escrow agent, for the benefit of the undersigned. If the Company rejects this subscription, the escrow agent will promptly mail or cause to be mailed to the undersigned a check for all of the amount submitted with this subscription without interest. If the Company has not accepted this subscription by July 31, 1998, the subscription proceeds will also be promptly refunded without interest. After such refund has been made, the Company and its directors, officers, shareholders, employees, representatives and agents (including the escrow agent) will have no further liability to the undersigned.


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                           (b) Upon acceptance of this subscription by the
Company on or before July 15, 1998, a closing (the "Closing") of the sale of the Shares will be held, at which time the funds will be released by the escrow agent to the client trust account of the escrow agent maintained for the benefit of the Company. Funds shall thereafter be released from such client trust account for the benefit of the Company only upon the instructions of Thomas A. Schultz, an outside member of the Company's Board of Directors, and the undersigned will receive certificates representing the Shares from the Company's transfer agent.

                  3. Representations and Warranties. The undersigned represents and warrants as follows:

                           (a) The undersigned has relied solely on the public
information relating to the Company and contained in (i) the Company's Annual Report on Form 10-KSB for the fiscal year ending June 30, 1997; (ii) the Company's Quarterly Reports on Form 10- QSB for the quarterly periods ending September 30, 1997, December 31, 1997 and March 31, 1998; and (iii) the Company's Current Report on From 8-K filed June 3, 1998, each of which has been filed with the SEC (as hereinafter defined) under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (such reports being hereinafter collectively referred to as the "SEC Reports); no oral representations have been made or oral information furnished to the undersigned in connection with the purchase of the Shares which were in any way inconsistent with the SEC Reports; and the undersigned and/or his advisors have had a reasonable opportunity to ask questions of and receive answers from the Company concerning the SEC Reports and its current financial condition, results of operations and business prospects as well as concerning the Shares.

                           (b) The undersigned is able to bear the economic
risks of an investment in the Shares for an indefinite period and at the present time could afford the entire loss of such investment.

                           (c) The undersigned understands that an investment in
the Shares is extremely speculative and involves a high degree of risk and has the knowledge and experience in financial and business matters generally such that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

                           (d) The undersigned understands and acknowledges that
the Shares have not been registered for sale under the Securities Act or under any applicable state's securities laws in reliance upon exemptions therefrom for non-public offerings and that the Shares may not be resold or transferred unless the resale or transfer is subsequently registered under the Securities Act or an exemption from such registration is available.

                           (e) The Shares are being purchased solely for the
undersigned's account, for investment purposes only, and not with a view to the distribution, assignment


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or resale thereof, and no other person has a direct or indirect beneficial interest in such Shares.

                           (f) The undersigned, if a corporation, partnership,
limited liability company, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Shares and to enter into this Subscription Agreement, and such entity has not been formed for the specific purpose of acquiring the Shares, unless all of its equity owners qualify as Accredited Investors (as defined in Regulation D under the Securities Act) under one or more of the standards set forth below.

                           (g) The undersigned is an Accredited Investor as that
term is defined in Regulation D of the Securities Act.

                           (h) The undersigned has read and understands this
Agreement and has been advised to, and has had an opportunity to, consult with the undersigned's legal, tax and business advisors.

                           (i) Each and every response the undersigned has
provided in the attached Subscriber Questionnaire is true and correct.

                           (j) The undersigned has all requisite power,
authority and capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the undersigned in connection with the undersigned's subscription for the Shares as contemplated by this Agreement, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned may be bound.

                  4. Indemnification. The undermined agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and representatives from and against all liability, damage, loss, cost and expense (including reasonable attorneys' fees) which they may incur by reason of the failure of the undersigned to fulfill any of the terms or conditions of this Subscription Agreement, or by reason of any inaccuracy or omission in the information furnished by the undersigned herein or any breach of the representations and warranties made by the undersigned herein or any document provided by the undersigned to the Company.

                  5. Registration Rights

                           (a) Definitions. The following definitions shall
apply with respect to a registration (a "Registration") pursuant to this paragraph 5:


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                                    (i) The term "Public Offering" shall mean a
public offering of equity securities of the Company by selling stockholders pursuant to an effective Registration Statement (as hereinafter defined) under the Securities Act covering the offer and sale of Common Stock to the public by such selling stockholders.

                                    (ii) The term "Registerable Securities"
shall mean the Shares.

                                    (iii) The term "Registration Statement"
shall mean a Registration Statement on Form S-3 of the Company that covers the Registerable Securities, including the prospectus included therein, any amendment or supplement thereof, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement on Form S-3.

                                    (iv) The term "SEC" shall mean the United
States Securities and Exchange Commission or any successor thereto.

                           (b) Mandatory Registration. The Company shall prepare
and file with the SEC, as soon as possible after the Closing, but not later than 15 days after the Closing, a Registration Statement registering for resale all of the Registrable Securities by the undersigned.

                           (c) Provisions Applicable to Registration. The
following provisions shall apply, as applicable, in connection with the undersigned's Registerable Securities included in a Registration Statement pursuant to this paragraph 5:

                                    (i) the undersigned shall promptly provide
the Company with such nonconfidential and nonproprietary information as the Company shall reasonably request and that is available to the undersigned in order to prepare the Registration Statement;

                                    (ii) all reasonable and necessary expenses
in connection with the preparation of the Registration Statement including, without limitation, any and all legal, accounting and filing fees, but not including fees and disbursements of experts and counsel who may be retained by the undersigned or underwriting discounts and commissions which may be paid by the undersigned, shall be borne by the Company; and

                                    (iii) in connection with a Registration
pursuant to this paragraph 5, the Company shall use its best efforts to effect such Registration permitting the sale of such Registerable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto, the Company shall as expeditiously as possible:

                                        (1) prepare and file with the SEC the
Registration Statement within the time period set forth above and use its best efforts to cause such


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Registration Statement to become effective and keep such Registration Statement effective in accordance with subparagraph (b)(iii)(2) below;

                                        (2) prepare and file with the SEC such
amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration effective until all such Registerable Securities are sold, provided that Rule 415 under the Securities Act or any successor rule permits such offering by the Company on a continuous or delayed basis; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling stockholders thereof as set forth in such Registration Statement or supplement to the Prospectus;

                                        (3) notify the undersigned promptly, and
(if requested by the undersigned) confirm such advice in writing, (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registerable Securities for sale in any jurisdiction or the initiation of any proceedings for such purpose, and (E) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact to be stated therein necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the undersigned, prepare and furnish to the undersigned a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                                        (4) if requested by the undersigned,
promptly incorpo rate in a prospectus supplement or post-effective amendment such information as the undersigned agrees should be included therein relating to the plan of distribution with respect to such Registerable Securities including, without limitation, the purchase price being paid therefor by any underwriters and with respect to any other terms of any underwritten resale of the Registerable Securities to be resold in such offering; and make all required filings of such prospectus supplements or post-effective amendments as soon as notified of the matters to be incorporated in such prospectus supplements or post-effective amendments;


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                                        (5) deliver to the undersigned, without
charge, as many copies of the prospectus in conformity with the requirements of the Securities Act and any amendments or supplements thereto as the undersigned may reasonably request and such other documents as the undersigned may reasonably request to facilitate the prior sale or other disposition of the Registerable Securities;

                                        (6) prior to the resale of the
Registerable Securities pursuant to such Registration, register or qualify, or cooperate with the undersigned, in connection with the registration or qualification of the Registerable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the undersigned reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registerable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or would subject the Company to any tax in any such jurisdiction where it is not then so subject; and

                                        (7) with a view to making available the
benefits of certain rules and regulations of the SEC which may at some time in the future permit the resale of the Registerable Securities to the public without registration, during such time as a public market exists for its equity securities, the Company agrees to:

                                           a) make and keep public information
available, as such phrase is understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the Registration Statement;

                                           b) use its best efforts to file with
the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                                           c) furnish to the undersigned
forthwith, upon the undersigned's request, a written statement by the Company as to the Company's compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as the undersigned may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to resell any of the Registerable Securities without registration.

                           (d) Indemnification. In connection with the
registration or qualification of the Registerable Securities under the Securities Act pursuant to the provisions of this paragraph 5, the Company shall indemnify and hold harmless the


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undersigned, the officers and directors of the undersigned and each director or officer of any person or entity who controls the undersigned, and each other person or entity who controls the undersigned, within the meaning of the Securities Act (collectively the "undersigned Indemnitees"), from and against any and all losses, claims, damages or liabilities, joint or several, to which any of the undersigned Indemnitees may become subject under the Securities Act and all applicable state securities laws or otherwise.

                  6.       Miscellaneous.

                           (a) This Subscription Agreement shall survive the
death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and permitted assigns.

                           (b) This Subscription Agreement has been duly and
validly authorized, executed and delivered by the undersigned and constitutes the valid, binding and enforceable agreement of the undersigned. If this Subscription Agreement is being completed on behalf of a corporation, partnership, limited liability company or trust, it has been completed and executed by an authorized corporate officer, general partner, managing member or trustee.

                           (c) This Subscription Agreement and the documents
referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof and together supersede all prior discussions or agreements in respect thereof.

                           (d) Within five (5) days after receipt of a written
request from the Company, the undersigned agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation, to comply with any and all laws to which the Company is subject or to effect the terms of this Subscription Agreement.

                           (e) The Company shall be notified immediately of any
change in any of the information contained above or in the attached Subscriber Questionnaire occurring prior to the undersigned's purchase of the Shares or at any time thereafter for so long as the undersigned is a holder of the Shares.



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                  IN WITNESS WHEREOF, the undersigned has executed this
Subscription Agreement as of the date first written above.

________________________________         Residence or Business Address:
(Signature of Subscriber)
                                         _______________________________________
________________________________         Street
(Print of Type Name)
                                         _______________________________________
                                         City    State    Country   Zip Code


Social Security or Taxpayer
Identification                           Mailing Address (if different from
No.: ___________________________         Residence or Business Address):

                                         _______________________________________
                                         Street

U.S. Citizen:  _____ Yes   _____ No      _______________________________________
                                         City     State     Country     Zip Code



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